UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8636 N. Classen Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 900-1949

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported, on January 23, 2024, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”), by and between the Company and Matthew Austin Lerman (“Buyer”), pursuant to which the Company sold all of its cryptocurrency miners (the “Mining Equipment”) to Buyer (the “Asset Sale”). The Asset Sale closed on January 23, 2024, simultaneously with the execution of the Purchase Agreement.

On January 24, 2024, the Company filed a Current Report on Form 8-K reporting the Asset Sale (the “Original Form 8-K”). This Amendment No. 1 to the Original Form 8-K is being filed with the Securities and Exchange Commission solely to amend and supplement Item 9.01 of the Original Form 8-K, as described in Item 9.01 below. This Amendment No. 1 makes no other amendments to the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2023, the unaudited pro forma condensed combined statement of operations of the Company for the nine months ended September 30, 2023 and the years ended December 31, 2022 and 2021, and the notes related thereto are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information as of and for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prairie Operating Co.

Date: January 29, 2024

	By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

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